UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

CHARDAN NORTH CHINA ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51431	20-2479743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
625 Broadway, Suite 1111, San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (619) 795-4627

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2007, after approval thereof at its special meeting of stockholders held on August 7, 2007, the registrant filed with the Secretary of State of the State of Delaware a certificate of amendment to its certificate of incorporation, the effect of which was to (i) eliminate the provision of its certificate of incorporation that purported to prohibit amending its “business combination” provisions; (ii) extend the date before which the registrant must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to November 10, 2007; and (iii) allow holders of up to 20% of the shares issued in the registrant’s initial public offering (“Public Shares”) who vote against the proposals considered at the meeting and elect conversion to convert their Public Shares into cash held in the registrant’s IPO trust account.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

3(i)  Certificate of amendment to the registrant’s certificate of incorporation, filed August 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2007	CHARDAN NORTH CHINA ACQUISITION CORPORATION
By: /s/Kerry Propper Name: Kerry Propper Title: Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

Exhibit No.  Description

3(i)         Certificate of amendment to the registrant’s certificate of incorporation, filed August 9, 2007.